SF Partnership, LLP
                                                           Chartered Accountants



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of Logica Holdings, Inc. and Subsidiaries


     We hereby consent to the incorporation by reference to the registration statement on Form S-1 Amendment No. 1 of Logica Holding, Inc., of our report dated March 31, 2007 relating to the consolidated financial statements of Plays On The Net PLC and subsidiaries of December 31, 2006, and for the period from May 23, 2006 (Date of Inception) through to December 31, 2006, and to the reference to us under the heading "Experts" in the Registration Statement on Form S-1 Amendment No. 1.


                                                        SF Partnership, LLP



                                                        /s/  SF Partnership, LLP
                                                        ------------------------
Toronto, Canada                                         CHARTERED ACCOUNTANTS
May 13, 2008